EXHIBIT 5

                          OPINION OF SOL FREEDMAN, ESQ.


















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LAW OFFICES OF SOL FREEDMAN                    100 Merrick Road (East Building)
                                               Rockville Centre, NY  11570
                                               (516) 763-3200 FAX (516) 763-3243

                                                              Of Counsel
                                                              Herbert Cooks



                                                              July 16, 1998





USABG Corp.
53-09   97th Place
Corona, New York 11368

Att:  Mr. Joseph Polito, President

                           Re:  Form S-8  Registration Statement
                                200,500 Shares of Common Stock
                                $.001 par value per share

Gentlemen:

I have acted as counsel in connection with the filing by USABG Corp. (the "Company") with the Securities and Exchange Commission, of a Registration Statement on Form S-8, under the Securities Act of 1933, as amended, with respect to the registration of an aggregate of 200,500 shares of the Common Stock of the Company, $.001 par value per share (the "Shares"), issued by the Company pursuant to its Senior Management Incentive Plan namely, 200,000 Shares at $2.125 per share; and 500 Shares at $1.10 which were inadvertently deleted from a prior Registration Statement filed February 4, 1997.

I have examined such originals or certified, conformed or photostatic copies, the authenticity of which we have assumed, of certificates of public officials and your corporate directors and other documents, certificates, records, authorizations and proceedings as I have deemed relevant and necessary as the basis for the opinion expressed herein. In all such examinations, I have assumed the genuineness of all signatures on all original and certified documents and all copies submitted to me as conformed or photostatic copies.


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July 16, 1998



I render no opinion as to the laws of any jurisdiction other than the internal laws, and, in particular, the internal corporate law of the State of New York.

Based on the foregoing, I am of the opinion that the Shares referred to herein, when sold as set forth in the Registration Statement, will be legally issued, fully paid and non-assessable.

I hereby consent to the filing of my opinion as an exhibit to the Registration Statement.

                                                              Very truly yours,

                                                              /S/ Sol Freedman
                                                                  ------------
                                                                  SOL FREEDMAN
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